                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [X] Preliminary Proxy Statement        [ ] Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                  MCN CORPORATION d/b/a MCN Energy Group Inc.
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

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pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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
              NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT

                          MCN ENERGY GROUP INC. LOGO

                                    CONTENTS

                                                              PAGE
                                                              ----
Letter from the Chairman....................................    3

Notice of 1997 Annual Meeting of Shareholders...............    4

Proxy Statement.............................................    5
- Proposal 1 -- Election of Directors.......................    5
  Committees of the MCN Board...............................   10
  Beneficial Security Ownership of Directors, Nominees and
  Executive Officers........................................   11
  - Executive Stock Ownership Guidelines....................   12
  Security Ownership of Certain Beneficial Owners...........   12
  Compensation of Directors and Executive Officers..........   12
  - Directors' Compensation.................................   12
  - Executives' Compensation................................   14
  - Other Compensation Matters..............................   15
  Report of the Compensation Committee of The Board of
  Directors on Executive   Compensation.....................   19
  Performance Graph.........................................   24
- Proposal 2 -- Amendment to the MCN Articles of
  Incorporation to change the Company Name to MCN Energy
  Group Inc. ...............................................   25
- Proposal 3 -- Amendment of the MCN Corporation Stock
  Incentive Plan to Increase the number of shares of MCN
  Common Stock authorized to be issued under the Plan.......   25
- Proposal 4 -- Selection of Auditors.......................   26
Other Proxy Matters.........................................   26

-------------------------

- Denotes items to be voted on at the meeting.

MCN ENERGY GROUP INC. LOGO

ALFRED R. GLANCY III                                     500 Griswold Street
Chairman, President and                                  Detroit, Michigan 48226
Chief Executive Officer

February 27, 1997

To our Shareholders:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders of MCN Corporation, d/b/a MCN Energy Group Inc. This year's meeting will be held at the Company's headquarters in Detroit, Michigan on Tuesday, April 22, 1997 at 1:00 p.m. Eastern Daylight-Saving Time. The business items to be acted on during the Annual Meeting are listed in the Notice of Annual Meeting and are described more fully in the Proxy Statement.

     I especially call your attention to the proposed amendment to the MCN Articles of Incorporation to change the name of the Corporation to "MCN Energy Group Inc." MCN has been doing business under the new name since January 14, 1997. The name change is intended to reflect MCN's evolution from a natural gas distribution company into a new, far-reaching diversified energy company. Your Board of Directors and management support and recommend the proposed amendment.

     If you plan to attend the Annual Meeting, please mark the appropriate box on the proxy card to request an attendance card. WHETHER OR NOT YOU PLAN TO ATTEND, YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     Along with the other members of the Board of Directors, I look forward to the opportunity of greeting personally those shareholders who are able to attend the Annual Meeting.

     Sincerely,
     /s/ALFRED R. GLANCY III

NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS OF MCN CORPORATION
                          d/b/a MCN ENERGY GROUP INC.
--------------------------------------------------------------------------------

1:00 p.m., April 22, 1997
Guardian Building, 32nd Floor Auditorium
500 Griswold St.
Detroit, Michigan 48226
--------------------------------------------------------------------------------

February 27, 1997

To our Shareholders:

     The 1997 Annual Meeting of Shareholders of MCN Energy Group Inc. will be held at the Company's headquarters in the Guardian Building, 32nd Floor Auditorium, 500 Griswold Street, Detroit, Michigan on Tuesday, April 22, 1997 at 1:00 p.m., Eastern Daylight-Saving Time. Shareholders will act on the following matters:

     (1) ELECTION OF THREE DIRECTORS TO SERVE FOR TERMS OF THREE YEARS;

     (2) APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO MCN ENERGY GROUP INC.;

     (3) APPROVAL OF AN AMENDMENT TO THE MCN CORPORATION STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF MCN COMMON STOCK AUTHORIZED TO BE ISSUED UNDER THE PLAN;

     (4) RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997; AND

     (5) TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENTS.

     Shareholders of record at the close of business on February 26, 1997 are entitled to receive notice of and to vote at the Annual Meeting.

     You are invited to attend the Annual Meeting in person. REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOUR BOARD OF DIRECTORS URGES YOU TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

By Order of the Board of Directors,

/s/ Daniel L. Schiffer
Senior Vice President,
General Counsel and Secretary

                             MCN CORPORATION LOGO

                                PROXY STATEMENT

     The Board of Directors of MCN Energy Group Inc. (the "MCN Board") solicits your proxy for use at the Annual Meeting of Shareholders of MCN Energy Group Inc. ("MCN" or the "Company") to be held on Tuesday, April 22, 1997 at 1:00 p.m., and at any adjournments. This Proxy Statement and a proxy card are scheduled to be mailed to shareholders beginning on March 4, 1997.

     In the following pages, you will find information on your Board of Directors, both the candidates proposed for election and continuing Directors, and additional proposals to change the Company name to MCN Energy Group Inc., to increase the number of shares of MCN Common Stock authorized to be issued under the MCN Corporation Stock Incentive Plan, and for ratification of the appointment of auditors, all to be voted upon at the Annual Meeting of Stockholders or any adjournment of that meeting. The information in this Proxy Statement has been supplied to you to help you decide how to vote.

     As of February 26, 1997, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 6x,xxx,xxx outstanding shares of MCN Common Stock, $.01 par value ("MCN Common Stock"). Each outstanding share is entitled to one vote on all matters which may come before the Annual Meeting.

     You can ensure that your shares are voted at the Annual Meeting by completing, signing, dating and returning the accompanying proxy card in the enclosed postage-paid envelope. Sending in a signed proxy will not affect your right to attend the Annual Meeting and vote. A shareholder who gives a proxy may revoke it at any time before it is exercised by notifying the Secretary of MCN in writing before the proxy is exercised, or by delivering to the Secretary of MCN a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

PROPOSAL 1 -- ELECTION OF DIRECTORS

     The MCN Board consists of ten members divided into three classes, with the term of each director expiring at the Annual Meeting of MCN in the year indicated on the following pages. Generally, one-third of the MCN Board is elected each year.

     Unless otherwise instructed on the proxy card, the proxy holders intend to vote for the election of Alfred R. Glancy III, Frank M. Hennessey and Howard F. Sims to three-year terms as directors. Each of the nominees is a current member of the MCN Board and served the previous full term. The MCN Board believes that, if elected, each nominee will be able and willing to serve. However, if any nominee should be unable or unwilling to serve as a director, the MCN Board may select a substitute nominee and, in that event, the proxy will be voted for the person so selected. The remaining seven directors will continue to serve in accordance with their previous elections.

     Information concerning the three directors nominated for a term of three years and the seven continuing MCN Board members is set forth on pages 6 through 9.

   NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERMS TO EXPIRE IN 2000
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[PHOTO]
                ALFRED R. GLANCY III, 59, DIRECTOR SINCE 1988
                Attendance: 100% of Board Meetings

                Mr. Glancy has been Chairman and Chief Executive Officer of MCN since August 1988 and President since September 1992. He has been Chairman of MCN Investment Corporation ("MCNIC") since 1988. Mr. Glancy has been Chairman of MichCon since 1984 and served as its Chief Executive Officer from 1984 until September 1992. He has been a Director of MichCon since 1981.

                Mr. Glancy is Chairman of the Executive Committee of Detroit Renaissance, Inc., Chairman of Detroit Symphony Orchestra Hall, Inc., and past Chairman of The Detroit Medical Center. He is a
Trustee of the Founders Society of the Detroit Institute of Arts. He is also a current Trustee and Director of United Way Community Services, and Director of Detroit Economic Growth Corporation, Community Foundation for Southeastern Michigan, NBD Bank Michigan, New Detroit, Inc., Citizens Research Council of Michigan, Greater Downtown Partnership, Greater Detroit Chamber of Commerce, Karmanos Cancer Institute and the Hudson-Webber Foundation. He is the non-executive Chairman of MLX Corp. in Atlanta, Georgia and Vice Chairman of UNICO Investment in Seattle, Washington.

--------------------------------------------------------------------------------
[PHOTO]
                FRANK M. HENNESSEY, 58, DIRECTOR SINCE 1988
                Attendance: 100% of Board and Committee Meetings

                Mr. Hennessey became Executive Vice President of Masco Corporation in September 1995, as well as CEO and Chairman of Emco Limited, a leading Canadian manufacturer and distributor of plumbing-related products, roofing and other building products. He was previously Vice President for Strategic Planning at Masco Corporation, and President, Chief Executive Officer and Director of Emco Limited from December 1990 through August 1995. In addition, Mr. Hennessey is the former President, Chief Executive Officer and Director of the Handleman Company, having served as
President and Director from 1981 to December 1989 and Chief Executive Officer from March 1988 to December 1989.

Mr. Hennessey is a Trustee of the Hudson-Webber Foundation and a Director of New Detroit, Inc. He is a Director and Member of the Finance Committee of United Way Community Services, and Trustee of the Citizens Research Council of Michigan as well as a member of the Board of the Greater Detroit and Windsor Japan American Society. He also served as a Director of Habitat for Humanity, Canada in 1995.

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[PHOTO]
                HOWARD F. SIMS, 63, DIRECTOR SINCE 1988
                Attendance: 88% of Board and Committee Meetings

                Mr. Sims is Chairman and Chief Executive Officer of Sims-Varner & Associates, Inc., an architecture, engineering and planning firm, and has been a practicing architect since 1963.

                Mr. Sims is a Director of Comerica Incorporated, NICO Ventures, Citizens Research Council of Michigan, Greater Detroit Area Health Council, Detroit Economic Growth Corporation and United Way Community Services. He is a Trustee of the Kellogg Foundation, Karmanos Cancer Institute, Oakland University and
WTVS. Mr. Sims is a member of the Executive Board of the Detroit Area Council, Boy Scouts of America.

     THE MCN BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ALFRED R. GLANCY III, FRANK M. HENNESSEY, AND HOWARD F. SIMS TO THE BOARD OF DIRECTORS.

                CONTINUING DIRECTORS WHOSE TERM EXPIRES IN 1998
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[PHOTO]
                THOMAS H. JEFFS II, 58, DIRECTOR SINCE 1991
                Attendance: 87% of Board and Committee Meetings

                Mr. Jeffs assumed his current duties as Vice Chairman of First Chicago NBD Corporation and First National Bank of Chicago in December 1995. Mr. Jeffs has been President and Chief Operating Officer of its subsidiary, NBD Bank Michigan, since January 1994. He previously served as Vice Chairman of NBD Bancorp, Inc. and NBD Bank from 1985 through December 1993. Mr. Jeffs is a Director of First Chicago NBD Corporation and NBD Bank Michigan.

He is Chairman of New Detroit, Inc. and a Director of The Economic Club of Detroit, Detroit Renaissance, Inc. and Local Initiatives Support Corporation of New York, New York. Mr. Jeffs serves as Vice Chairman and a member of the Executive Committee of the Detroit Symphony Orchestra Hall, Inc., and Vice Chairman of the Greater Detroit Chamber of Commerce. He is a Trustee of the Founders Society of the Detroit Institute of Arts. Mr. Jeffs is a member of the Visiting Committee of the University of Michigan, School of Business Administration and The Bankers' Roundtable.
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[PHOTO]
                DALE A. JOHNSON, 59, DIRECTOR SINCE 1992
                Attendance: 100% of Board and Committee Meetings

                Mr. Johnson retired after serving as Chairman and Chief Executive Officer of SPX Corporation from 1991 through June 1995. He was President and Chief Executive Officer of SPX Corporation from 1990 to 1991, and its President and Chief Operating Officer from 1988 to 1990. SPX Corporation designs, manufactures and markets specialty service tools and engineered components for the global motor vehicle industry.

Mr. Johnson is a Director of Douglas & Lomason Company and past Chairman of the Motor Equipment Manufacturing Association and the Michigan Manufacturing Association.

                CONTINUING DIRECTORS WHOSE TERM EXPIRES IN 1998
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[PHOTO]
                WILLIAM K. MCCRACKIN, 63, DIRECTOR SINCE 1988
                Attendance: 100% of Board Meetings

                Mr. McCrackin has been Vice Chairman and Chief Financial Officer of MCN since August 1988 and Treasurer from August 1988 to September 1992. Mr. McCrackin served as Vice Chairman of MichCon from 1986 until September 1992 and as Chief Financial Officer of MichCon from 1985 until September 1992. He has been a Director of MCNIC since 1988 and a Director of MichCon since 1984.

Mr. McCrackin is Chairman of Junior Achievement of Southeastern Michigan. Mr. McCrackin is also a Director of Mercy Health Services, and a member of the Finance Committee of United Way Community Services.
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[PHOTO]
                BILL M. THOMPSON, 64, DIRECTOR SINCE 1996
                Attendance: 92% of Board and Committee Meetings

                Mr. Thompson retired from Phillips Petroleum Company in December 1992 after 38 years of service. He was Chairman of the Board, President and Chief Executive Officer of GPM Gas Corporation, a wholly owned subsidiary of Phillips Petroleum Company, from February 1992 until December 1992. He had been Vice Chairman of Phillips Petroleum Company from his election in December 1991 until February 1992. Prior to that, he was Executive Vice President of Phillips' downstream operations from September 1988 until December 1991. He was elected a member of the Board of Directors of Phillips Petroleum Company in 1988.

Mr. Thompson serves on the Board of Directors of The University of Texas College of Engineering Foundation Advisory Council, Chapelwood United Methodist Church in Houston, Texas and Country Club of the Rockies in Edwards, Colorado. Mr. Thompson also serves on the Board of Directors of Noble Drilling Corporation but has elected not to stand for re-election when his current term expires on April 23, 1997. He is a past member of the Board of Directors of the American Petroleum Institute, The National Association of Manufacturers, and The Chemical Manufacturers Association.

                CONTINUING DIRECTORS WHOSE TERM EXPIRES IN 1999
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[PHOTO]
                STEPHEN E. EWING, 53, DIRECTOR SINCE 1988
                Attendance: 92% of Board Meetings

                Mr. Ewing has been President of Michigan Consolidated Gas Company ("MichCon") since 1985, Chief Executive Officer since September 1992 and Chief Operating Officer from 1985 to September 1992. He previously served as President and Chief Operating Officer of MCN from August 1988 to September 1992. Mr. Ewing has been a Director of MichCon since 1984.

                Mr. Ewing is the Chairman of the Greater Detroit Area Health Council and Oakwood Healthcare Systems, and Vice Chairman of
United Way Community Services, also serving as Chairman of their Capital Fund Committee and member of their Community Leaders Council. He is past Chairman of the Metropolitan Affairs Corporation and the Midwest Gas Association. He is a board member of the Michigan First, Michigan Opera Theater and the Skillman Foundation. Mr. Ewing is also a member of the Detroit Institute of Arts' Corporate Relations Committee, Leadership Detroit, and Boy Scouts of America's Detroit Area Advisory Council.
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[PHOTO]
                ROGER FRIDHOLM, 56, DIRECTOR SINCE 1988
                Attendance: 100% of Board and Committee Meetings

                Mr. Fridholm has been President of the St. Clair Group, a private investment company, since 1991. He has been Chairman of Ad Hoc Legal Resources, LLC since 1995 and in 1996 became President of IPG Services Corporation, both of which are staffing service companies. He previously served as President and Chief Executive Officer of Of Counsel, Enterprises, Inc. from February through July 1994 and as Senior Vice President of Corporate Development of Kelly Services, Inc. from March 1992 through January 1994. He was President and Chief Operating Officer of The Stroh Brewery Company from 1979 to 1991.

Mr. Fridholm serves as a Director of The Stroh Brewery Company, Comerica Bank-Michigan, and MascoTech, Inc.
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[PHOTO]
                HELEN O. PETRAUSKAS, 53, DIRECTOR SINCE 1990
                Attendance: 100% of Board and Committee Meetings

                Ms. Petrauskas has been Vice President for Environmental and Safety Engineering with Ford Motor Company since 1983.

                Ms. Petrauskas is a Director of The Sherwin-Williams Company, a Trustee of the Henry Ford Health System and a member of the Society of Automotive Engineers. Ms. Petrauskas is also on the Advisory Boards of the Center for Risk Analysis, Harvard School of Public Health, and Resources for the Future in Washington, D.C.

COMMITTEES OF THE MCN BOARD

     The MCN Board held ten regular meetings during 1996. A majority of directors attended all meetings of the Board. The MCN Board has the following standing committees. Committee membership as of the record date of February 26, 1997 is identified below.

AUDIT COMMITTEE

Frank M. Hennessey, Chairman
Roger Fridholm
Helen O. Petrauskas
Bill M. Thompson

- Recommends the selection of the Company's independent auditors;
- Reviews the scope of audit procedures, the results of the respective audits, and audit recommendations to management;
- Reviews auditors' fees, annual financial statements, adequacy of internal audit procedures and results of those procedures; and
- Reviews MCN's policies relating to business conduct.

3 meetings in 1996

COMPENSATION COMMITTEE

Dale A. Johnson, Chairman
Thomas H. Jeffs II
Helen O. Petrauskas

- Reviews and recommends to the MCN Board salary and incentive compensation for officers of MCN, MichCon and MCNIC; and
- Reviews the salary policies for other officers, management and supervisory personnel.

1 meeting in 1996

FINANCE COMMITTEE

Roger Fridholm, Chairman
Frank M. Hennessey
Dale A. Johnson
Howard F. Sims

Reviews and makes recommendations to the MCN Board regarding:
- Financial plans;
- Timing and amount of securities to be issued; and
- Investment policies of the trusteed benefit plans and other corporate funds.

2 meetings in 1996

CORPORATE RESPONSIBILITY COMMITTEE

Howard F. Sims, Chairman
Thomas H. Jeffs II
Bill M. Thompson

- Consults with management regarding corporate contributions and contributions from the MichCon Foundation;
- Reviews and recommends to the MCN Board an annual corporate contribution budget; and
- Reviews programs to assure that MCN and its subsidiaries carry out their respective corporate responsibilities on a broad basis in an effective and efficient manner.

2 meetings in 1996

  BENEFICIAL SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table includes MCN Common Stock and stock-based holdings, as of February 26, 1997, of the Company's chief executive officer and its four most highly-compensated executive officers in 1996 (collectively, the "Named Executive Officers") and its directors and nominees.
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                  COMMON STOCK AND TOTAL STOCK-BASED HOLDINGS
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
                                                         COMMON STOCK
                                                          OWNERSHIP
                                                    ----------------------        STOCK
                      NAME                          AMOUNT(1)      PERCENT    EQUIVALENTS(2)     TOTAL
                      ----                          ---------      -------    --------------    -------
Alfred R. Glancy III............................         xxx(3)      .x%             xxx            xxx
Rai P. K. Bhargava..............................         xxx(3)       *              xxx            xxx
Stephen E. Ewing................................         xxx(3)      .x%             xxx            xxx
William K. McCrackin............................         xxx(3)      .x%             xxx            xxx
Daniel L. Schiffer..............................         xxx(3)       *              xxx            xxx
Roger Fridholm..................................         xxx(4)       *               --            xxx
Frank M. Hennessey..............................         xxx          *               --            xxx
Thomas H. Jeffs II..............................         xxx          *               --            xxx
Dale A. Johnson.................................         xxx          *               --            xxx
Helen O. Petrauskas.............................         xxx          *               --            xxx
Howard F. Sims..................................         xxx          *               --            xxx
Bill M. Thompson................................         xxx          *               --            xxx
Directors, nominees and executive officers
as a group......................................      xxxxxx         .x%             xxx         xxxxxx

-------------------------
* Less than 0.1%

(1) This column lists voting securities, including shares of restricted stock in which the beneficial owners have voting power but do not have investment power until the shares vest. In many instances, voting power and investment power are shared with another as joint tenants.

(2) This column includes the non-voting common stock equivalents, such as performance units and deferred stock units under the MCN Corporation Mandatory Deferred Compensation Plan.

(3) Includes shares held in the MCN Energy Group Savings and Stock Ownership Plan (the "Savings Plan"). The beneficial owners of the shares have sole voting power on all shares. Beneficial owners have investment power on all shares except those purchased by MCN and held as restricted under provisions of the Savings Plan.

(4) Includes x,xxx shares held in the St. Clair Charitable Trust, of which Roger Fridholm is a Trustee. Mr. Fridholm has shared voting and investment power on these shares.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

     In 1995, the Compensation Committee of the MCN Board approved stock ownership guidelines for all executives and external directors to formalize its policy of encouraging share ownership by officers and directors. The guidelines require the Chairman & CEO to own stock with a value at least five times annual salary. Other executive and director stock ownership guidelines range from one to three times salary or retainer fee, depending on their level, with the expectation that the shares required to at least minimally meet the guidelines will be acquired over a period of five years from when an individual becomes subject to such guidelines. At February 26, 1997, xx% of the Named Executive Officers and directors meet or exceed the guidelines. The comparable percentage for all MCN, MichCon and MCNIC officers and directors is xx%. The average stockholdings at February 26, 1997 for the Named Executive Officers and directors as a multiple of salary or retainer fee is x.x times. The comparable relationship for all MCN, MichCon and MCNIC officers and directors is x.x times at February 26, 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Based on a Schedule 13G for the year ended December 31, 1996, filed with the Securities and Exchange Commission, the information is set forth below with respect to the beneficial owners of more than five percent of MCN Common Stock.

                                                  NUMBER OF
                NAME AND ADDRESS                   SHARES         PERCENT OF CLASS
                ----------------                  ---------       ----------------
The Capital Group Companies, Inc. ..............  3,807,000(1)          5.7%
333 South Hope Street
Los Angeles, CA 90071

---------------
(1) As reflected in a statement on Schedule 13G dated February 12, 1997, The Capital Group Companies, Inc., has sole investment power in all shares and sole voting power in 1,384,000 shares. The Capital Group Companies, Inc. claims to have no shared voting power on these shares.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS' COMPENSATION

     Currently, officers of MCN or its subsidiaries who serve on the MCN Board do not receive any additional compensation for service as directors. However, directors of MCN who are not employees of MCN or its subsidiaries ("Non-officer Directors") receive an annual fee of $18,000. In addition, MCN's Non-officer Directors receive 400 restricted shares of MCN Common Stock annually. Non-officer Directors are also paid a fee of $750 for attendance at each MCN Board and committee meeting. In 1996 MCN increased the number of regularly scheduled Board meetings from eight to ten. Non-officer Directors are eligible to participate in a plan which provides for deferral of all or part of their annual fee, with interest accrued on amounts deferred. The deferral plan also includes a pre-retirement survivor benefit which provides the participant's beneficiary with a payment equal to the present value of any deferrals that would have been made prior to normal retirement.

     An increase in directors' compensation was found appropriate based upon a review of the practices of comparable companies. In January 1997, the MCN Board voted to merge and modify the Non-officer Directors' compensation plans. Effective April 1, 1997 Non-officer Directors will receive an annual fee of $30,000. The $750 fee for attendance at each MCN Board and committee meeting will be eliminated. Additionally, each year Non-officer Directors will receive performance shares worth approximately $30,000, calculated at the beginning of the fiscal year and rounded to the nearest 100 shares, instead of 400 shares of restricted stock. Non-officer Directors will also be permitted to defer all or a portion of their cash retainer fee in performance shares. The performance shares will be credited to deferral accounts established for each Non-officer Director. The value of the performance shares held in each Non-officer Directors' account will increase/decrease as the value of the underlying MCN Common Stock increases/decreases and the account will be credited with dividend equivalents equal to one-half of the common stock dividend rate. Upon the Non-officer Director's death or retirement, the value of the performance shares will be paid out in shares of MCN Common Stock over a period of one to fifteen years as elected by the Non-officer Director. Based on the elections of the
Non-officer Directors, beginning April 1, 1997   % of their compensation will be
in the form of performance shares. As a result these Non-officer Directors are being effectively compensated 100% in MCN Common Stock, further aligning the interests of each Non-officer Director and shareholders by tying compensation to the value of MCN Common Stock.

     Currently, Non-officer Directors also participate in the Supplemental Death Benefit and Retirement Income Plan (SDBRIP). Under the plan, if a Non-officer Director dies while in office, the director's surviving spouse is entitled to a lump-sum payment of $100,000. This plan also provides that if a Non-officer Director holds office until reaching age 65 and then ceases to hold office, the director can elect to receive either (i) a supplemental retirement benefit of $10,000 annually for ten years, or (ii) a postretirement death benefit of $100,000 payable solely to the director's surviving spouse upon the director's death. The SDBRIP for Non-officer Directors will be terminated on March 31, 1997. The Company's obligations under the Non-officer Director SDBRIP will be bought out on an actuarially determined, discounted basis with MCN performance units based on their market value on April 1, 1997.

EXECUTIVES' COMPENSATION

     The following table sets forth the aggregate compensation paid or awarded for performance from 1994 through 1996 to the Named Executive Officers of MCN.
--------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                                       LONG-TERM COMPENSATION
                                                  ANNUAL            -----------------------------
                                              COMPENSATION(1)       RESTRICTED                       ALL OTHER
                                          -----------------------      STOCK           LTIP         COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)(2)   AWARD($)(3)   PAYOUT($)(1)(4)      ($)(5)
   ---------------------------     ----   ---------   -----------   -----------   ---------------   ------------
A. R. GLANCY III.................  1996    575,000                         --                          34,500
  Chairman, President, & Chief     1995    543,750      500,000            --        1,504,800         32,625
  Executive Officer                1994    445,000      268,000            --               --         26,700
S. E. EWING......................  1996    335,625                         --                          20,138
  President & Chief                1995    322,500      170,000            --          940,500         17,738
  Executive Officer, MichCon       1994    319,375      112,000            --               --         15,969
W. K. MCCRACKIN..................  1996    306,875                         --                          18,413
  Vice Chairman &                  1995    282,500      175,000            --          808,830         16,950
  Chief Financial Officer          1994    280,625      130,000            --               --         16,837
R. P. K. BHARGAVA................  1996    273,750                                                     12,188
  President & Chief                1995    227,500      260,000       379,022          413,820         10,375
  Executive Officer, MCNIC         1994    190,000      175,000            --               --          8,750
D. L. SCHIFFER...................  1996    220,000                         --                          10,600
  Senior Vice President,           1995    195,575       90,000            --          376,200          9,629
  General Counsel & Secretary      1994    165,525       65,000            --               --          8,712

-------------------------
(1) Includes amounts received or deferred.

(2) Amounts under the MCN Corporation Annual Performance Plan are shown for the year upon which performance is measured. They are paid in February or March of the subsequent year.

(3) The following table reflects the aggregate restricted stock holdings, from previous years' awards under the MCN Corporation Stock Incentive Plan, for the Named Executive Officers, the value of the aggregate shares as of the date of grant and as of December 31, 1996, and the number of shares that vested in 1996. Beginning with the 1992 performance year, the Company revised its Stock Incentive Plan replacing restricted stock awards with performance units. The Company's current use of restricted stock is limited to Mr. Bhargava's Special Retention Agreement described on page 16, and other special situations. Regular dividends are paid on the restricted stock. The table below does not include the performance units awarded under the MCN Corporation Long-Term Incentive Performance Unit Plan ("Performance Unit Plan") described on page 21.

                                                NON-VESTED SHARES AT
                                                  DECEMBER 31, 1996
                                        -------------------------------------
                                                     VALUE --      VALUE --      SHARES(#)
                                        AGGREGATE    DATE OF     DECEMBER 31,     VESTED
                                        SHARES(#)    GRANT($)      1996($)        IN 1996
                                        ---------    --------    ------------    ---------
     A. R. Glancy III.................   10,000     $115,000      $  288,750      10,000
     S. E. Ewing......................    7,000       80,500         202,125       7,000
     W. K. McCrackin..................    6,600       75,900         190,575       6,600
     R. P. K. Bhargava................   17,470      403,949         504,446       2,000
     D. L. Schiffer...................    2,000       23,000          57,750       2,000
     Executive officers as a group....   43,070      698,349       1,243,646      27,600

(4) Amounts shown in this column represent the dollar value of payouts of the 1993 and 1994 awards pursuant to the Performance Unit Plan based upon performance for the 6 year periods 1990 through 1995 and 1991 through 1996, respectively. See page 21 for a detailed description of the plan.

(5) Amounts shown in this column represent the Company's contributions to defined contribution plans.

     Beginning with the 1992 performance year, the Company adopted a Performance Unit Plan pursuant to the Stock Incentive Plan approved by its shareholders. Performance units are granted in February subsequent to the three year period upon which performance is measured. Performance units granted February 26, 1997 for the 1994 to 1996 performance period to the Named Executive Officers are indicated in the table below.
--------------------------------------------------------------------------------
              LONG-TERM INCENTIVE PLAN -- AWARDS FOR THE YEAR 1996
--------------------------------------------------------------------------------

                                    PERFORMANCE    ESTIMATED FUTURE PAYOUTS UNDER
                                      OR OTHER       NON-STOCK PRICE-BASED PLANS
                                    PERIOD UNTIL   -------------------------------
                        NUMBER OF    MATURATION    THRESHOLD    TARGET    MAXIMUM
         NAME           UNITS(#)     OR PAYOUT        (#)         (#)       (#)
         ----           ---------   ------------   ---------    ------    -------
A. R. Glancy III......   xx,xxx        3 years          0        xx,xxx    xx,xxx
S. E. Ewing...........   xx,xxx        3 years          0        xx,xxx    xx,xxx
W. K. McCrackin.......   xx,xxx        3 years          0        xx,xxx    xx,xxx
R. P. K. Bhargava.....   xx,xxx        3 years          0        xx,xxx    xx,xxx
D. L. Schiffer........    x,xxx        3 years          0         x,xxx    xx,xxx

Each performance unit is equivalent to a share of MCN Common Stock. The number of performance units initially granted is based on MCN's total shareholder return for the previous three years compared to the total shareholder return for a group of peer companies (identified in the Compensation Committee Report on page 22) over the same period. Once initially granted, regular dividend equivalents are paid on performance units. The initial grants are adjusted upward or downward after a three year period based on MCN's total shareholder return for this subsequent period compared to the total shareholder return for a group of peer companies over the same period. (See the discussion of peer groups and award periods on page 22.) The final award, which will be paid 100% in MCN Common Stock, will range from zero to 200% of the initial grant. Final awards are included as Long-Term Incentive Payouts in the Summary Compensation Table on page 14 in the year they are paid out.

OTHER COMPENSATION MATTERS

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

     MCN has entered into Change of Control Employment Agreements with its Named Executive Officers and certain other officers of MCN and its two principal subsidiaries. Change of control is defined in the agreements as any of the following: (1) the acquisition of beneficial ownership of 20% or more of the outstanding voting securities of the Company, (2) the appointment or election of new directors to the Company's Board which causes the existing directors to no longer constitute at least a majority of the Company's Board, (3) a reorganization, merger or consolidation in which the beneficial owners of the outstanding voting securities have a beneficial interest of less than 60% of the common stock or outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation, or (4) a complete liquidation or dissolution of the Company. The agreements generally have a term of three years beginning with the latter of the change of control or the consummation of a change of control transaction, obligate the officer to continue to serve MCN in the officer's then current capacity, require MCN to compensate the officer in an amount at least equal to the officer's base salary plus the average annual bonus paid to the officer during the preceding three years and provide for the vesting of various unfunded benefits. These unfunded benefits include the Supplemental Retirement Plan discussed on page 17, the Supplemental Death Benefit and Retirement Income Plan discussed on page 17 and the Supplemental Savings Plan, which permits certain key executives to defer income and be credited with matching contributions to the extent that would otherwise be permitted under the Savings Plan but for limitations imposed by

Federal tax law on tax-qualified savings plans. The agreements also provide for the grossed-up payment of any Federal excise taxes due from the executive as a result of any payments received under the agreement and provide three years of continued participation in MCN's benefit and retirement programs. MCN's obligations to the officer, including the obligation to pay base salary and any bonuses, can only be extinguished if the officer's employment is terminated by MCN for "good cause" or by the officer without "good reason" both as defined in the agreements, or by death or disability.

SPECIAL RETENTION AGREEMENT

     Early in 1995, the MCN Board authorized an eight year retention agreement with Mr. Bhargava, the President and Chief Executive Officer of MCNIC. Mr. Bhargava is the executive officer who is expected to manage and grow the Company's diversified business ("Diversified Energy") in order to produce a significant portion of the growth in shareholder value inherent in the Company's strategic direction. The retention agreement is intended to encourage the attainment of shortterm and long-term financial goals and discourage alternative offers of employment. Recognizing the entrepreneurial nature of the Diversified Energy group, the agreement is also intended to provide Mr. Bhargava with the economic equivalent of an equity stake in its affairs.

     Specifically, Mr. Bhargava will receive annual restricted stock awards equivalent to 5% of the net income of MCNIC that is in excess of the threshold return on equity ("ROE"), but less than the target ROE, plus 3% of net income in excess of the target ROE. If earnings are below the threshold ROE levels, then no award is paid. The threshold and target ROE levels will be 12% and 15%, respectively. Annual awards are limited to 1.5% of net income and total awards payable under the agreement are limited to $4,000,000, subject to increase at the discretion of the MCN Board. Dividends will be paid on the shares of restricted stock awarded and the shares will vest on December 31, 2002, the end of the contract term.

     The awards of restricted stock are generally forfeitable if Mr. Bhargava leaves the Company prior to the end of the contract term. The restricted shares awarded immediately vest under specified circumstances, including Mr. Bhargava's death, permanent disability, or involuntary termination without cause.

INDEBTEDNESS OF MANAGEMENT

     In order to encourage executives to maintain their holdings in shares purchased under the MCN Stock Option Plan, which was replaced by the MCN Stock Incentive Plan in May 1989, the Company provided loans at an interest rate in accordance with IRS guidelines based on the market yield of U.S. short-term marketable securities. Pursuant to this provision, Mr. Glancy initiated a loan in 1992 at an interest rate of 4.43%, which was renewed in 1995 at the then current interest rate of 5.65%. The loan covered a maximum outstanding amount of $957,994, including interest, during 1996. A balance of $841,330, including interest, was outstanding as of December 31, 1996. The loan is secured by 169,628 shares of MCN Common Stock with a year-end market value of $4,898,009.

RETIREMENT PLANS
--------------------------------------------------------------------------------

                               PENSION PLAN TABLE
--------------------------------------------------------------------------------

                                             ANNUAL RETIREMENT BENEFIT FOR YEARS OF SERVICE
                                  --------------------------------------------------------------------
 FINAL AVERAGE                       20          25          30          35          40          45
ANNUAL EARNINGS                    YEARS       YEARS       YEARS       YEARS       YEARS       YEARS
---------------                   --------    --------    --------    --------    --------    --------
  $150,000....................    $ 54,700    $ 68,400    $ 82,100    $ 95,700    $105,700    $115,600
   200,000....................      73,000      91,300     109,500     127,800     141,000     154,300
   250,000....................      91,300     114,100     137,000     159,800     176,400     193,000
   300,000....................     109,600     137,000     164,400     191,800     211,700     231,600
   350,000....................     127,900     159,900     191,900     223,800     247,100     270,300
   400,000....................     146,200     182,800     219,300     255,900     282,400     309,000
   450,000....................     164,500     205,600     246,800     287,900     317,800     347,700
   500,000....................     182,800     228,500     274,200     319,900     353,100     386,300
   550,000....................     241,800     276,100     301,600     351,900     388,500     425,000
   600,000....................     263,800     301,300     329,100     383,900     423,800     463,700
   650,000....................     285,800     326,400     356,500     415,900     459,100     502,400
   700,000....................     307,800     351,500     384,000     447,900     494,500     541,000

     RETIREMENT PLANS. All salaried employees of MCN and certain of its subsidiaries (the "Participating Companies") participate in a noncontributory, defined benefit retirement plan (the "Retirement Plan"). Under the Retirement Plan, the monthly pension at normal retirement (age 65) is calculated using a formula providing a single life monthly benefit equal to (1) 1.33% of final average monthly earnings multiplied by the number of total years of credited service with the Participating Companies; plus (2) 0.5% of final average monthly earnings which exceed a 35 year average social security wage base multiplied by the number of years of credited service up to 35 years. Early retirement benefits (at a reduced benefit if such retirement is before the participant attains age 62) are permitted under the plan, (1) on or after the date a participant attains age 55, if the participant's age plus years of credited service (as defined in the plan) equals or exceeds 70, or (2) when the participant has attained 30 years of credited service. An employee's final average monthly earnings is defined as his or her highest average monthly earnings for a consecutive 60-month period during the participant's last 15 years of employment. Average monthly earnings are calculated based on an individual's base salary only. An employee is not vested under the Retirement Plan until he or she has completed five years of credited service or has attained age 65.

     The Supplemental Retirement Plan is also maintained which provides for the payment of benefits that would otherwise be payable under the Retirement Plan but for limitations imposed by Federal tax law on benefits paid by qualified plans.

     The table above illustrates the total estimated annual normal retirement pension benefits including the Supplemental Retirement Plan amounts, if applicable, that will be payable upon normal retirement at age 65 to participants for the specified remuneration and years of credited service classifications. Retirement benefits are not subject to any deduction for social security or other offset amounts. The table does not reflect any reductions in retirement benefits that would result from the selection of one of various available survivorship options or the election to retire prior to age 62. Benefit amounts are computed on a straight life annuity basis.

     As of December 31, 1996, the credited years of service (rounded to the nearest whole year) for the Named Executive Officers are as follows: Mr. Glancy, 34 years; Mr. Ewing, 25 years; Mr. McCrackin, 41 years; Mr. Bhargava, 22 years and Mr. Schiffer, 20 years.

     SUPPLEMENTAL DEATH BENEFIT AND RETIREMENT INCOME PLAN. The Company's Named Executive Officers and certain other officers of the Participating Companies currently participate in a

Supplemental Death Benefit and Retirement Income Plan. Under this plan, the pre-retirement death benefits payable to an employee's surviving spouse are 50% of the employee's final salary until such time as the employee would have reached age 65; thereafter, payments are 20% of salary until the employee would have reached age 75. At retirement an employee may elect to receive (1) annual supplemental retirement income equal to 20% of the employee's final annual salary payable for a period of ten years after age 62; or (2) other available post retirement benefits which are actuarially equivalent to the ten-year payment option.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Dale A. Johnson, Mr. Thomas H. Jeffs II and Ms. Helen O. Petrauskas serve on the Compensation Committee of MCN. Mr. Jeffs is an executive officer of NBD Bank Michigan. Mr. Alfred R. Glancy III, Chairman, President and Chief Executive Officer of MCN, serves as a Director of NBD Bank Michigan.

     MCN prohibits an officer-director of MCN from serving on the compensation committee of an unaffiliated corporation if an officer-director of the unaffiliated corporation serves on the MCN Compensation Committee. Also, no director of MCN can serve on the MCN Compensation Committee if he or she is an officer-director of an unaffiliated corporation on whose Compensation Committee one or more officer-directors of MCN serve. Mr. Jeffs' service on the MCN Compensation Committee and Mr. Glancy's service as a Director of NBD Bank Michigan, are consistent with the MCN policy.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") establishes MCN's strategic compensation objectives. The Committee then monitors and evaluates the design and effectiveness of MCN's executive pay programs against those objectives. Under Committee review, MCN's executive compensation programs are administered to link executive pay with MCN's strategic direction and business objectives.

OBJECTIVE:

     The primary and overriding objective is to provide a total compensation package that allows MCN to attract, retain and motivate executive employees. In doing so,

     - MCN establishes total compensation opportunity (base salary, annual incentive, and long-term incentive) at competitive levels.

           - Base salary levels are generally set between the 40th and 65th percentile for each individual position.

           - Total cash compensation (base salary and annual incentive) is targeted for the 65th percentile with the opportunity to exceed that level when warranted by company and individual performance. Company performance is measured against established financial targets.

           - Long-term incentives are also targeted for the 65th percentile with the opportunity to exceed that level when MCN performance warrants. Performance is defined in terms of total shareholder return relative to a peer group of companies for establishing the level of long-term incentives granted.

METHODOLOGY:

     The methodology used to determine market competitiveness is an annual survey of comparable companies as well as analysis of national and industry executive compensation data. Three separate sets of comparable companies have been identified to best match the three distinct business environments of MCN, MichCon, and MCNIC.

     - Performance, both Company and individual, drive total compensation levels.

           - The relationship of an executive's current salary in relation to the specific marketplace data, along with an assessment of the individual's performance against a set of objectives, determines base pay increases.

           - Annual incentives relate to attaining financial, operating, and individual objectives.

           - Long-term incentives relate to creating shareholder value.

     - Variable ("incentive") compensation opportunities are set at levels to put a significant percentage of executive compensation at risk relative to Company performance, thus linking executive and shareholder interests. At target payout projections, the short-term and long-term incentive programs put approximately 60% of the Chairman & CEO's total direct compensation at-risk.

     - Program design encourages and increases stock ownership by executives to better align their interests with those of shareholders. Currently, any final awards under the long-term incentive plan are paid out 100% in MCN Common Stock.

     - All components of executive compensation programs are communicated to participating executives annually to insure they understand the opportunity (and the risks) available based on performance, thus increasing the motivational impact of the plans.

ROLE OF THE COMMITTEE:

     The Committee makes recommendations to the Board of Directors on the compensation levels of all officers of MCN, MCNIC, and MichCon and reviews the aggregate recommendations for base pay, annual incentive awards, and long-term incentive awards for the other senior executives of the Company. In addition, the Committee has oversight responsibility for all the Company's compensation programs to ensure that they are aligned with the strategic direction and objectives of the Company.

     In fulfilling these responsibilities, the Committee utilizes the Company's internal compensation function and outside consultants to research and summarize pay and incentive practices of comparable companies, industry averages, and other benchmarks. This year, the Committee through MCN's executive compensation staff, again utilized Hewitt Associates to assist in this process.

SPECIFIC DISCUSSION ON THE COMPONENTS OF EXECUTIVE COMPENSATION:

     The components of an MCN executive's direct compensation consist of base salary, short-term incentives, and long-term incentives. These are discussed below:

     BASE SALARY -- The base salary of an executive is established when entering the position based on the individual's experience in relation to external market comparisons for that position. Annually, each executive's salary is reviewed relative to the specific marketplace data and adjustments are made with consideration of the individual's level of performance.

     The Committee, in developing its recommendations, reviewed not only the market data for these increases, but also considered the scope and role of the executive within the organization. In addition, the Committee factored in the executives' contribution and results. Finally, the Committee reviewed the base salary and incentive compensation to total compensation levels in the marketplace.

     For 1997 the Committee found, using the market data developed by Hewitt Associates, that Mr. Glancy's base salary was slightly below the 40th percentile of the diversified energy company market. Therefore, the Committee determined to increase Mr. Glancy's base salary to $xxx,xxx (x% increase). Mr. Glancy's base salary was last increased on April 1, 1995. Using the same methodology, the committee determined that 17 other officers of MCN, MichCon, and MCNIC should receive base salary increases averaging 10.2%. Eight other officers did not receive any increase in base salary. Overall, base salaries were increased by a total of 7.0% for the 25 officers other than Mr. Glancy.

     SHORT-TERM INCENTIVES ("THE ANNUAL PERFORMANCE PLAN") -- Payout under the Company's annual performance plan is funded based on the performance of the Company as measured against goals established by the Committee prior to the start of the fiscal year. Individual payouts are determined based on each executive's performance.

     The measures of Company performance used in determining annual incentive award funding are as follows:

     - For MichCon, the achievement of the following combined financial and operating goals in 1996:

         Return on Equity -- weighted 70%
         Customer Satisfaction -- weighted 20%
         Employee Satisfaction -- weighted 10%

        In 1997, Annual Incentive Plan funding will be based solely on achievement of targeted return on equity.

     - for MCNIC, the achievement of targeted return on equity.

     - for MCN, the weighted combination of MichCon and MCNIC results. Weighting is determined annually by the Committee prior to the start of the fiscal year. For 1996 the weighting was 60% MichCon and 40% MCNIC for most MCN employees and 75% MCNIC and 25% MichCon for those MCN employees who devote a large majority of their time directly supporting MCNIC. For 1997 the weighting has been established at 50% MichCon and 50% MCNIC based on the expected financial contribution by each company in the coming years. The weighting for MCNIC support employees was not changed.

     In 1996 the target award opportunity for the Chairman & CEO was 60% of base salary. Target awards for all other executives ranged from 15% to 55%. The adjusted award could be more or less than the target award depending on the achievement of the Company's performance measures discussed above. Actual payout of the award is based on individual performance and may vary from 0% to 125% of the adjusted award amount. Individual performance is measured using a combination of sources including:

     - the performance assessment to measure specific accomplishments and results, and

     - leadership abilities and the executive's fiscal responsibility.

     MichCon's performance in 1996, using the above measures, resulted in an adjusted incentive award fund equal to 100% of the target payout. MCNIC's performance in 1996, using the above measure, resulted in an adjusted incentive award fund equal to 201% of the target payout. The weighted performance of these two MCN subsidiaries resulted in an MCN adjusted incentive award fund equal to 140% (60/40 weighting) of the target award. Mr. Glancy's actual award, based on
his and the Company's performance, was $       or   % of his 1996 base salary.

     In 1994, the Annual Performance Plan for executives was expanded to include all MCN Corporate staff and MCNIC employees. In 1997 all MichCon non-executive employees, excluding those covered by Collective Bargaining Agreements, will also be included in this plan. Employees are eligible to receive awards using the same funding criteria as executives. MichCon union employees will continue to participate in the MichCon Employee Incentive Program introduced in 1993.

     As a result of the overall compensation review of the market, the Committee, for 1997, increased the target award opportunity for three levels of MCN, MichCon, and MCNIC executives by five percentage points; however, the overall range remains from 15% to 55% of base salary. The target awards for the Chairman & CEO of MCN is unchanged at 60% of base salary and is also unchanged for the President & CEO of MCNIC at 55% of base salary.

     LONG-TERM INCENTIVES ("PERFORMANCE UNIT PLAN") -- In late 1992, the Company redesigned its Long-Term Incentive Program to encourage a more strategic focus on long-term performance from a shareholder perspective, to place a larger portion of long-term incentives at-risk and increase the retention of stock issued under the plan.

     This program annually awards performance units to executives based on total shareholder return covering a six-year period, as compared to a peer group of companies. This period is divided into two parts. The first three years determines the initial grant of performance units. Participants receive dividend equivalents on the performance units during the subsequent three-year period. The initial grant is adjusted upward or downward based upon performance over the subsequent three-year period. The final award, if any, is paid 100% in MCN Common Stock (of which the recipient may sell half primarily to satisfy tax withholding obligations) that must be retained until the recipient meets or exceeds the applicable stock ownership guidelines discussed on page 12, retires, or terminates employment with the Company. Both the initial grant and the final award are based on MCN's performance ranking within its peer group using the following parameters:

                 PERFORMANCE
                   RANKING                      PERCENT OF
                 (QUARTILE)                       AWARD
                 -----------                    ----------
 First.......................................  125% -  200%
 Second......................................   75% -  150%
 Third.......................................   25% -  100%
 Fourth......................................    0% -   50%

     Individual standard awards are based on the impact of the executive's position to corporate success and to the size of the standard grant (at current market value) compared to base salary to achieve an appropriate market-based relationship between base pay and incentive opportunity. The target award levels, which are expressed as a percentage of the 50th percentile base salary, are reviewed annually as part of the overall compensation survey analysis. The standard award for the Chairman & CEO was increased from 75% to 85% of base pay. Standard awards for certain other executives were also increased. In 1997 this equated to 18,100 performance units (based on an average stock price of $29.02 for the period December 16, 1996 through January 15, 1997) for Mr. Glancy.

     In 1996 the Committee approved the use of a new peer group to recognize MCN's continuing transition to a diversified energy company; however, the old peer group will continue to be used as the basis for issuing final awards for performance units initially granted in 1994 and 1995. The new peer group will be used as the basis for final awards for performance units granted in 1996 and subsequent years. Because of pending mergers and acquisitions it was necessary to replace one company in the old peer group and three companies in the new peer group. The replacement companies are prospective only. The companies currently included in the respective peer groups are identified below:

                OLD PEER GROUP                                 NEW PEER GROUP
                --------------                                 --------------
                Atlanta Gas Light                              Brooklyn Union Gas Company
                Brooklyn Union Gas Company                     CMS Energy Corp.
                CMS Energy Corp.                               Coastal Corp(2)
                Columbia Gas System                            Columbia Gas System
                Consolidated Natural Gas                       Consolidated Natural Gas
                DTE Energy Company (Detroit Edison)            Enron Corporation
                Equitable Resources                            Equitable Resources
                Laclede Gas Company                            K N Energy
                National Fuel Gas                              National Fuel Gas
                NICOR Inc.                                     ONEOK Inc.(2)
                ONEOK Inc.(1)                                  Questar Corporation
                Peoples Energy Company                         Sonat Inc.(2)
                Southwest Gas Corp.                            Southwestern Energy Co.
                Washington Gas Light                           The Williams Companies
                WICOR Inc.                                     WICOR Inc.

               ----------------------------------------
               (1) Replaces NorAm Energy Corp.

               (2) Replaces Enserch Corporation, NorAm Energy Corp., and
                   PanEnergy Corp.

     For the three-year period 1994-1996, MCN's total return to shareholders was 90% which placed the Company fifth in the new peer group. Using the program guidelines above, and considering MCN's ranking, the Committee granted 1997 performance units at xxx% of the standard award level. For Mr. Glancy the Committee granted xx,xxx performance units. These units may as much as double or be forfeited completely based on how MCN's total shareholder return compares to peer companies using the above scale for the 1997-1999 period.

     The Performance Units initially granted in February 1994 vested in February 1997. The Company finished third in the old peer group for the 1994-1996 period; however, for the entire 1991-1996 performance cycle MCN finished first in the peer group with a total shareholder return of 270%. This was over 115 percentage points higher than the next closest company. During this same six year period, MCN's total market capitalization increased by more than $1.4 billion (278%) and shareholder value, based on the number of shares outstanding on December 31, 1990, increased by $868 million (169%). Based on that performance, the Committee adjusted the initial units granted by 200% to determine the final awards.

TREATMENT OF INDIVIDUAL EXECUTIVE WITH COMPENSATION EXCEEDING $1 MILLION
ANNUALLY

     In 1994, the Company adopted a plan requiring covered executives whose total compensation in any calendar year exceeded the $1 million limitation on deductibility set forth on Section 162(m) of the Internal Revenue Code of 1986 to defer the excess until he or she leaves the Company. This excess amount is placed in an account in which the value is adjusted in terms of MCN Common Stock at prevailing market prices. Executives receive dividend equivalents on 50% of the common stock units deferred.

CONCLUSION

     We believe that MCN's Executive Compensation programs closely align each executive's total compensation potential with individual and Company performance as well as shareholder returns, while providing a balanced compensation mix between base pay and incentives that is based on market and performance factors. We believe these compensation programs will allow MCN to attract, retain, and motivate executive employees. It is the Compensation Committee's intent to ensure that this alignment continues into the future and to review and refine the Company's pay and incentive programs to reflect this objective.

THE COMPENSATION COMMITTEE

Dale A. Johnson, Chairman
Thomas H. Jeffs II
Helen O. Petrauskas

PERFORMANCE GRAPH

                    COMPARISON OF $100 INVESTED IN MCN STOCK
                              SINCE DECEMBER 1991
                           WITH DIVIDENDS REINVESTED

                                   [GRAPH]


                                       OLD             NEW
DATE        MCN       S&P 500       PEER GROUP      PEER GROUP
-----     -------     -------       ----------      ----------

12/91     $100.00     $100.00        $100.00         $100.00
12/92     $135.39     $107.62        $112.92         $120.71
12/93     $160.33     $118.47        $127.84         $153.58
12/94     $173.76     $120.03        $113.37         $147.18
12/95     $235.10     $165.14        $160.12         $208.16
12/96     $302.70     $203.02        $197.65         $275.36


-------------------------
(1) The above graph compares the performance of MCN with that of a broad equity market index, the S&P 500 Composite. Also included is the performance of the old peer group of companies currently used in connection with the Company's Performance Unit Plan. In 1996, the Company changed to the new peer group of companies to be used in connection with its Performance Unit Plan to better reflect its current business mix. (See the discussion of peer groups and award periods on page 22.)

    Due to the Company's business mix, it no longer compares itself to the S&P Utilities Composite.

(2) The returns for each company included in the peer group are weighted according to the company's stock market capitalization at the beginning of each month.

PROPOSAL 2 -- COMPANY NAME CHANGE

     The MCN Board proposes an amendment to the MCN Corporation Articles of Incorporation to change the name of the Company to "MCN Energy Group Inc." The name change is intended to reflect MCN's evolution from a natural gas distribution company into a new, far-reaching diversified energy company. MCN is now involved in multiple facets of the energy industry, from natural gas and oil exploration and production to natural gas gathering, processing, transmission, distribution and storage, as well as electric power generation. During the five-year period ending 1996, MCN's diversified energy businesses experienced rapid growth. The Company's strategic direction envisions significant growth opportunities through investments in a portfolio of energy-related projects. At year-end 1996 the Diversified Energy group assets represented approximately 43% of MCN's total of $3.6 billion, up from approximately 5% in 1991. Approximately 28% of MCN's earnings from continuing operations were from the Diversified Energy group in 1996. In addition to better describing MCN's focus on the energy business and strategic growth path, the name change retains the equity built up in the "MCN" name since forming the holding company in late 1988.

     THE MCN BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND APPROVAL OF THE AMENDMENT TO CHANGE THE NAME OF THE CORPORATION TO MCN ENERGY GROUP INC.

PROPOSAL 3 -- APPROVAL TO AMEND THE MCN CORPORATION STOCK INCENTIVE PLAN TO
              INCREASE THE NUMBER OF SHARES OF MCN COMMON STOCK AUTHORIZED TO BE ISSUED UNDER THE PLAN

     At the 1989 Annual Meeting of Shareholders, shareholders approved the MCN Corporation Common Stock Incentive Plan (the "Plan"). The objectives of the Plan are to encourage key employees to remain employed with the Company and provide them with a significant level of compensation in a form which links their interests with those of shareholders for the long-term success and progress of the Company. The Plan provides for an annual grant of performance units if certain threshold levels of total return to shareholders are achieved relative to a group of peer companies. The performance units vest over a period of three years. Initial performance unit grants are typically forfeited upon resignation. Final awards under the Plan are in the form of MCN Common Stock which must be retained until the participant's direct shareholdings meet or exceed the applicable stock ownership guidelines, or the participant retires or terminates employment with the Company. As of February 26, 1997, xxx employees participate in the Plan and xxx shares remain available for issuance. In order to meet future potential Performance Unit Plan awards, the MCN Board proposes to amend the Plan to increase the number of authorized shares available for distribution under the Plan by 5% of the number of MCN common shares issued and outstanding as of February 26, 1997.

     If this proposal is approved by the Company's shareholders, the additional number of shares of MCN Common Stock with respect to which Options, Stock Appreciation Rights, Awards and Performance Units may be issued under the Plan will be 3,xxx,xxx shares, which may be adjusted for stock splits or other changes in the capital structure affecting MCN Common Stock. In any calendar year, the number of shares issued under the Plan shall not exceed one percent of the shares of MCN Common Stock outstanding on the first day during the calendar year on which the shares are issued. No option or share award shall be made under the Plan after March 1, 2005.

     THE MCN BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND APPROVAL OF THE AMENDMENT OF THE MCN CORPORATION STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF MCN COMMON STOCK AUTHORIZED TO BE ISSUED UNDER THE PLAN.

PROPOSAL 4 -- SELECTION OF AUDITORS

     The MCN Board has selected Deloitte & Touche LLP as independent auditors to audit the financial statements of MCN and its subsidiaries for the year ending December 31, 1997 and is submitting its choice for ratification by shareholders. Deloitte & Touche LLP, or its predecessors, has served as MCN's auditors since 1988 and MichCon's auditors since 1986. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and respond to appropriate questions. If the appointment is not ratified, the MCN Board will appoint another firm as the independent auditors for the year ending December 31, 1997.

     THE MCN BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS, TO AUDIT THE FINANCIAL STATEMENTS OF THE CORPORATION AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 1997.

OTHER PROXY MATTERS

VOTING

     Michigan law and the Company's bylaws require the presence of a quorum for the annual meeting, defined here as a majority of the votes entitled to be cast at the meeting. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached.

     Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholders approval. The director nominees must receive a plurality of the votes cast at the meeting; therefore, abstentions will not affect the election of directors. The approval of the amendment of the Company's Articles of Incorporation to change the name of the Company to MCN Energy Group Inc. must be approved by a majority of the votes outstanding and not merely the votes cast. The ratification of the amendment to the MCN Corporation Stock Incentive Plan must be approved by a majority of votes present, or represented and entitled to vote at the meeting. Therefore abstentions will have the same legal effect as votes against these matters. The selection of the Company's auditors must be approved by a majority of the votes cast at the meeting; therefore, abstentions will not affect the selection of the Company's auditors.

     Under the rules of the New York Stock Exchange ("NYSE"), brokers who hold shares on behalf of their customers (shares held in street name), have the authority to vote on certain items when they have not received instructions from beneficial owners. However, brokers are not authorized to vote on "non-routine" matters if they do not receive instructions from beneficial owners ("Broker Non-votes"). Under NYSE rules, all the matters presently before the meeting are "routine" matters, therefore brokers holding shares in street name for their customers may vote, in their discretion, on behalf of any customer who does not furnish voting instructions. If a "non-routine" matter comes before the meeting, Broker Non-votes will not be treated as votes cast in determining the outcome of the vote.

COST OF SOLICITATION OF PROXIES

     The cost of soliciting Proxies will be borne by MCN and the solicitation will be made by use of the mails, personally or by telephone or telegraph by officers, directors and regular employees of MCN and its subsidiaries who will not be additionally compensated therefore. The firm of Corporate Investor Communications, Inc. has been retained to assist with the solicitation of broker and nominee Proxies at a cost of approximately $6,500. MCN will also reimburse banks, brokers, nominees and other fiduciaries for reasonable expenses incurred by them in forwarding the Proxy material to the beneficial owners of MCN Common Stock.

SHAREHOLDER PROPOSALS

     Shareholder proposals to be considered for inclusion in MCN's 1998 proxy statement for presentation at the 1998 Annual Meeting of Shareholders must be received by the Secretary of MCN at 500 Griswold Street, Detroit, Michigan 48226, no later than November 4, 1997. Other shareholder proposals concerning business to be conducted at MCN's annual meeting must be received by the Secretary of MCN at 500 Griswold Street, Detroit, Michigan 48226 not earlier than January 22, 1998 nor later than February 21, 1998.

500 Griswold Street
Detroit, Michigan 48226

/X/ PLEASE MARK YOUR                                                  4769
     VOTES AS IN THIS EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF
THE BOARD OF DIRECTORS' NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

                                FOR ALL
1.  Election of  FOR  WITHHELD  EXCEPT              2.  Approval to amend the           FOR     AGAINST  ABSTAIN
    Directors    / /    / /       / /                   MCN Articles of                / /     / /         / /
                                                        Incorporation to
                                                        change the name of the Company
                                                        to MCN Energy Group Inc.
NOMINEES:
ALFRED R. GLANCY III, FRANK M. HENNESSEY            3.  Approval to                     FOR     AGAINST  ABSTAIN
AND HOWARD F. SIMS                                      amend the MCN                  / /     / /         / /
                                                        Corporation Stock Incentive
IF YOU DO NOT WISH YOUR SHARES                          Plan to increase the number of
VOTED "FOR" A PARTICULAR NOMINEE,                       shares of MCN Common Stock
MARK THE "FOR ALL EXCEPT" BOX                           authorized to be issued under the plan.
AND STRIKE A LINE THROUGH THE
NOMINEE(S) NAME. YOUR SHARES
WILL BE VOTED FOR THE REMAINING                     4.  Ratification of                 FOR     AGAINST  ABSTAIN
NOMINEE(S).                                             appointment of                 / /     / /         / /
                                                        Deloitte & Touche
                                                        LLP as independent
                                                        auditors for the
                                                        year ending
                                                        December 31, 1997.

                                                    5.  In their
                                                        discretion the
                                                        Proxies are
                                                        authorized to vote
                                                        upon such other
                                                        business as may
                                                        properly come
                                                        before the meeting
                                                        or adjournments.

                                                        Mark box at right  / /
                                                        to request that an
                                                        Attendance Card to
                                                        the Annual Meeting
                                                        be sent to you.

                                                        Mark box at right  / /
                                                        if comments have
                                                        been noted on the
                                                        reverse side of
                                                        this card.

                                                        Please sign
                                                        exactly as name
                                                        appears hereon.
                                                        Joint owners
                                                        should each sign.
                                                        When signing as
                                                        attorney,
                                                        executor,
                                                        administrator,
                                                        trustee or
                                                        guardian, please
                                                        give full title
                                                        as such.


                                        SIGNATURE(S) DATE

--------------------------------------------------------------------------------
                                                            FOLD AND DETACH HERE

                          [MCN ENERGY GROUP INC. LOGO]

                                  500 GRISWOLD
                            DETROIT, MICHIGAN 48226

Dear Shareholder:

Your vote is very important to the successful conduct of the company's business. I strongly encourage you to exercise your right to vote your shares. We must receive your vote prior to the Annual Meeting of Shareholders on April 22, 1997.

Please mark the boxes on the proxy card to indicate how you wish to vote your shares. Then sign, date and detach the card and return it in the enclosed postage-paid envelope. If you expect to attend the Annual Meeting, please mark the appropriate box above and an Attendance Card will be mailed to you prior to the meeting.

We look forward to meeting you if you are able to attend the Annual Meeting and thank you for promptly returning your proxy card.

Sincerely,


/S/ ALFRED R. GLANCY III
--------------------------
Alfred R. Glancy III
Chairman, President
& Chief Executive Officer